EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-136059, 33-41318 and 333-41198 of CVB Financial Corp. on Form S-8, of our report, dated February 28, 2007, except for (the seventh paragraph in) Note 1, as to which the date is February 28, 2008, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of CVB Financial Corp. as of December 31, 2007.
/s/ McGladrey & Pullen, LLP
Pasadena, California
February 28, 2008